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                                                                     EXHIBIT 1
                                                                     ---------
                              AGREEMENT


     Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of the shares of Common Stock of Celeritek, Inc.


     EXECUTED as a sealed instrument this 12th day of February, 1997.

                                   GREYLOCK VENTURES LIMITED PARTNERSHIP


                                    By:  /s/ Henry F. McCance
                                        ---------------------------------
                                             Henry F. McCance
                                             Managing General Partner


                                        /s/ Henry F. McCance
                                        ---------------------------------
                                            Henry F. McCance










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